UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2015, Potbelly Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), with Potbelly Sandwich Works, LLC (“PSW”), as borrower, Potbelly Illinois, Inc., PSW’s immediate parent corporation, all of the Company’s wholly-owned subsidiaries, JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger. The Credit Agreement amended and restated that certain Credit Agreement (as amended, the “Prior Credit Agreement”), dated as of September 21, 2012, among the Company, PSW, as borrower, all of the Company’s wholly-owned subsidiaries, Chase, as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger. The Company intends to use the Credit Agreement for general corporate purposes.

The Credit Agreement provides, among other things, for a revolving credit facility in a maximum principal amount of $50 million, with possible future increases to $75 million under an expansion feature. Borrowings under the credit facility generally bear interest at PSW’s option at either (i) a eurocurrency rate determined by reference to the applicable LIBOR rate plus a margin ranging from 1.00% to 1.75% or (ii) a prime rate as announced by Chase plus a margin ranging from 0.00% to 0.50%. The applicable margin is determined based upon PSW’s consolidated total leverage ratio. On the last day of each calendar quarter, PSW is required to pay a commitment fee ranging from 0.125% to 0.20% per annum in respect of any unused commitments under the credit facility, with the specific rate determined based upon PSW’s consolidated total leverage ratio. So long as certain total leverage ratios are met, there is no limit on the “restricted payments” (primarily distributions and equity repurchases) that PSW or the Company may make.The Credit Agreement matures on November 30, 2020.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Amended and Restated Credit Agreement in Item 1.01 of this Current Report of Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 9, 2015, among Potbelly Sandwich Works, LLC, Potbelly Corporation, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2015	Potbelly Corporation

	By:	/s/ Michael Coyne
	Name:	Michael Coyne
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 9, 2015, among Potbelly Sandwich Works, LLC, Potbelly Corporation, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger.